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                                                                    EXHIBIT 12.1

                               Jameson Inns, Inc.
          Calculation of Ratios of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends

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
                                              December 31,                      Pro Forma
                         ------------------------------------------------------ ----------
                            1994       1995       1996       1997       1998       1994
                         ---------- ---------- ---------- ---------- ---------- ----------
Consolidated income
 before extraordinary
 items.................. $1,311,157 $1,791,268 $4,040,809 $6,595,132 $5,807,051 $1,424,000
Interest................    305,130  1,503,373  1,292,427    698,203  1,542,133    187,000
Amortization............     34,312     87,151     93,085     79,515    114,107        --
                         ---------- ---------- ---------- ---------- ---------- ----------
 Earnings............... $1,650,599 $3,381,792 $5,426,321 $7,372,850 $7,463,291 $1,611,000
                         ========== ========== ========== ========== ========== ==========

Interest................ $  305,130 $1,503,373 $1,292,427 $  698,203 $1,542,133 $  187,000
Amortization............     34,312     87,151     93,085     79,515    114,107        --
Preferred stock
 dividends..............        --     489,949        --         --   2,188,050        --
Interest capitalized
 during the period......    182,569    381,508    526,130    637,290  1,125,935    183,000
                         ---------- ---------- ---------- ---------- ---------- ----------
 Fixed Charges.......... $  522,011 $2,461,981 $1,911,642 $1,415,008 $4,970,225 $  370,000
                         ========== ========== ========== ========== ========== ==========
Ratio of earnings to
 fixed charges and
 preferred stock
 dividends..............       3.16       1.37       2.84       5.21       1.50       4.35
                         ========== ========== ========== ========== ========== ==========
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